Exhibit 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT (this “Amendment”) to Employment Agreement is entered into as of May 5, 2008 by and between UTi, Services, Inc., a California corporation (the “Company”), and Matthys J. Wessels (“Executive”). This Amendment amends the Employment Agreement (the “Employment Agreement”) dated as of February 1, 2000 between the Company and Executive.
     WHEREAS, the parties desire to alter the form of Executive’s compensation under the Employment Agreement, given Executive’s announced intention to retire in the foreseeable future, such that Executive’s compensation for the remainder of the fiscal year ending January 31, 2009 shall be limited to the option to purchase 26,091 of the Company’s ordinary shares, no par value (“Ordinary Shares”) granted on April 14, 2008; and
     WHEREAS, the number of option shares granted to Executive was meant to approximate the value of his base salary as of January 31, 2008 and was determined by dividing his base salary as of that date (approximately $256,700) by the closing price of an Ordinary Share on the grant date, and multiplying the number by 2.
     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants set forth below, the undersigned parties hereto agree as follows:
1. Modification to Section 5(a). The text of Section 5(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“Salary. For the period commencing May 1, 2008 and ending January 31, 2009, Executive shall not receive or accrue a salary, but instead shall receive the compensation described under Section 5(b).”
2. Modification to Section 5(b). The text of Section 5(b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“Equity Based Compensation. Executive was granted an option to purchase 26,091 Ordinary Shares (the “Option”) on April 14, 2008, having an exercise price of $19.70 per share and vesting in twelve equal monthly installments beginning with the month ending May 31, 2008. It is agreed and Executive hereby acknowledges that Executive’s compensation for the period commencing May 1, 2008 and ending January 31, 2009 shall be limited to (i) the award of the Option, and (ii) such other benefits, including vacation, reimbursements, health and welfare benefits and automobile allowance, as may be provided pursuant to Sections 5(c), 5(d), 5(e) and 5(f) below.”
3. Modification to Section 6(d)(2). The text of the first sentence of Section 6(d)(2) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
     “If Executive’s employment is terminated pursuant to this Section 6(d), Executive shall be entitled to receive (i) the Minimum Payments, and (ii) severance equal to twelve

(12) months of Executive’s salary of $256,700 per annum in effect as of January 31, 2008.”
4. Modification to Section 6(e)(2). The text of the first sentence of Section 6(e)(2) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“If this Agreement is terminated by Executive for Good Reason pursuant to this Section 6(e), Executive shall be entitled to receive (i) the Minimum Payments, and (ii) a severance equal to twelve (12) months of Executive’s salary of $256,700 per annum in effect as of January 31, 2008.”
5. Modification to Section 6(f)(3). The text of the first sentence of Section 6(f)(3) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“If Executive’s employment is terminated under the provisions contained in this Section 6(f), Executive shall be entitled to receive (i) the Minimum Payments and (ii) severance equal to twenty-four (24) months of Executive’s salary of $256,700 per annum in effect as of January 31, 2008.”
6. Modifications and Conflicts. Except as expressly modified and supplemented herein, all the terms and conditions of the Employment Agreement remain in full force and effect; provided however, that in the event of a conflict between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.
7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.
(Signature Page Follows)

          IN WITNESS WHEREOF, the undersigned have duly executed this Amendment on the date first written above.

“Company” UTi, SERVICES, INC., a California corporation
By:	/s/ Lance D’Amico
	Name:	Lance D’Amico
	Title:	Senior Vice President — Enterprise Support Services and Secretary

“Executive”
By:	/s/ Matthys J. Wessels
	Name:	Matthys J. Wessels